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                                                                   EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 14, 1999 (except for Note 15, as to which the date is June 9, 1999) accompanying the consolidated financial statements of IntraNet Solutions, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.


                                              /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
November 12, 1999